                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A


                       AMENDMENT TO APPLICATION OR REPORT


                    Filed pursuant to Section 12, 13 or 15(d)

                     of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                 March 2, 2000
-------------------------------------------------                 -------------

                      PROJECT SOFTWARE & DEVELOPMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Massachusetts                        04-2448516
     -------------------------------         ----------------------
     (State or other jurisdiction of            (I.R.S. employer
      incorporation or organization)         identification number)

                                     0-23852
                            ------------------------
                            (Commission File Number)

                 100 Crosby Drive, Bedford, Massachusetts 01730
          (Address of principal executive offices, including zip code)

                                 (781) 280-2000
              (Registrant's telephone number, including area code)

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on March 15, 2000, as set forth in pages attached hereto:


   ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements relating to the Acquisition are attached hereto:

(a)  FINANCIAL STATEMENTS FOR INTERMAT, INC.


                                                                        Page No.

Report of PricewaterhouseCoopers LLP, Independent Public
Accountants,as to INTERMAT, Inc. :                                          4

Balance Sheet of INTERMAT, Inc as of December 31, 1999                      5

Statement of Operations and Retained Earnings of INTERMAT, Inc              6
for the year ended December 31, 1999

Statement of Cash Flows  for INTERMAT, Inc.
for the year ended December 31, 1999                                        7

Notes to Financial Statements                                               8


(b)  PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information is attached hereto:


Unaudited Pro Forma combined condensed financial information of
Project Software & Development, Inc. and Subsidiaries                      16

Unaudited Pro Forma Combined Condensed Balance Sheet as of
September 30, 1999                                                         17

Unaudited Pro Forma Combined Condensed Statement of Continuing
Operations for the year ended September 30, 1999                           18

Unaudited Pro Forma Combined Condensed Balance Sheet
as of December 31, 1999                                                    19

Unaudited Pro Forma Combined Condensed Statement of
Continuing Operations for the three months ended
December 31, 1999                                                          20

Notes to the Unaudited Pro Forma Combined Condensed Financial
Information                                                                21

(c)  EXHIBITS

Consent of PricewaterhouseCoopers LLP Independent
Accountants, dated May 12, 2000                                            22

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2000

                      PROJECT SOFTWARE & DEVELOPMENT, INC.


                      By: /s/ Carole A. Tyner.
                          ------------------------------
                          Carole A. Tyner.
                          Vice President Finance and Treasurer
                          (Principal Financial Officer)

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Project Software & Development, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings, and cash flows present fairly, in all material respects, the financial position of INTERMAT, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP

Boston, Massachusetts
May 12, 2000

                                 INTERMAT, Inc.
                                  BALANCE SHEET


                                     ASSETS                    DECEMBER 31, 1999
                                                               -----------------

  (IN THOUSANDS,EXCEPT SHARE AND PER SHARE DATA)
Current assets:
  Cash and cash equivalents                                        $   338
  Accounts receivable, less allowance for
     doubtful accounts of $384                                       1,857
  Other current assets                                                 451
                                                                   -------
    Total current assets                                             2,646
                                                                   -------

Property and equipment, net                                            674
Goodwill and other intangibles, net                                  3,974
                                                                   -------
    Total assets                                                   $ 7,294
                                                                   =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable                                                  $   254
 Accrued compensation                                                  414
 Note payable                                                        1,400
 Income taxes payable                                                   52
 Deferred revenue                                                      628
 Due to parent company                                              10,270
                                                                   -------
   Total current liabilities                                        13,018
                                                                   -------

Commitments and contingencies

Stockholders' equity (deficit)
Common stock, $.01 par value;1,000 authorized;
100 issued                                                               0
Additional paid-in capital                                           2,406
Retained earnings                                                   (8,130)
                                                                   -------
    Total stockholders' equity (deficit)                            (5,724)
                                                                   -------

    Total liabilities and stockholders' equity (deficit)           $ 7,294
                                                                   =======



The accompanying notes are an integral part of the financial statements.

                                 INTERMAT, INC.
                  STATEMENT OF OPERATIONS and RETAINED EARNINGS
                       (in thousands except share data)

                                           YEAR ENDED
                                          DECEMBER 31,
                                             1999
                                          ------------
Revenues:
    Software                                 $ 1,526
    Support and services                       6,792
                                             -------
             Total revenues                    8,318
                                             -------

Cost of revenues:                              4,418

Gross margin                                   3,900

Operating expenses:
    Sales and marketing                        1,518
    Product development                          638
    General and administrative                 2,313
                                             -------
             Total operating expenses          4,469
                                             -------

Loss from operations                            (569)

    Interest income                               26
    Interest (expense)                          (126)
                                             -------

Loss before income taxes                        (669)

Provision for income taxes                        52

Net loss                                     $  (721)
                                             =======

Retained deficit, beginning of year          $(7,409)

Retained deficit, end of year                $(8,130)

Net loss per share, basic and diluted        $ (7.21)
                                             -------
Shares used to calculate net loss
 per share
  Basic and diluted                              100


    The accompanying notes are an integral part of the financial statements.

                                 INTERMAT, Inc.
                             STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                     YEAR ENDED
                                                   DECEMBER 31, 1999
                                                   -----------------
Cash flows from operating activities:
   Net loss                                              $  (721)
   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation and amortization                         1,402
     Changes in operating assets and liabilities,
       net of effect of acquisitions:
       Accounts receivable                                   346
       Other current assets                                 (220)
       Accounts payable                                      135
       Accrued compensation                                 (215)
       Income taxes payable                                  (36)
       Due to Parent company                              (1,600)
       Deferred revenue                                      601
                                                         -------
Net cash used by operating activities                       (308)
                                                         -------

Cash flows from investing activities:
   Acquisitions of property and equipment                   (164)
                                                         -------
Net cash used in investing activities                       (164)
                                                         -------

Net decrease in cash and cash equivalents                   (472)

Cash and cash equivalents, beginning of year                 810
                                                         -------

Cash and cash equivalents, end of year                   $   338
                                                         =======
Supplemental information:

  Cash paid for income taxes                             $    88
  Cash paid for interest                                 $   126


The accompanying notes are an integral part of the financial statements.

                                 INTERMAT, INC.

                          NOTES TO FINANCIAL STATEMENTS

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

     As of December 31, 1999, INTERMAT, Inc. (the "Company") was a wholly owned subsidiary of Strategic Distribution, Inc. ("SDI"). Accordingly, these financial statements may not be indicative of a stand alone entity. On March 2, 2000, the Company was acquired by Project Software & Development, Inc. This transaction was accounted for as a purchase.

Nature of Business

     The Company provides data management software and develops and supplies inventory cataloging services for businesses maintenance, repair and operations.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     The Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents consist primarily of money market funds, which are stated at cost, which approximates fair market value.

Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and accounts receivable. Credit risk on accounts receivable is minimized as a result of the diverse nature of the Company's customer base. The Company has not experienced significant losses related to accounts receivable from individual customers or groups of customers in a particular industry or geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed inherent in the Company's accounts receivable.

Goodwill

     Goodwill represents the excess of the cost of acquired businesses over the fair value of their net tangible and identified intangible assets. Goodwill is evaluated at each balance sheet date to determine whether any potential impairment exists. Goodwill is generally amortized on a straight-line basis over the estimated useful life, usually five years.

Income per share

     Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing income available to common shareholdres by the weighted average common shares outstanding plus additional common shares that would have been outstanding if dilutive potential common shares had been issued. For purposes of this calculation, stock options are considered dilutive potential common shares in periods in which they have a dilutive effect.

                                 INTERMAT, INC.

Depreciation and Amortization

     Property and equipment are stated at cost.

     Depreciation is computed over the estimated useful lives of the assets as follows:

         Description                           Estimated Useful Life
         -----------                           ---------------------

         Computer equipment & software                3 years
         Furniture and fixtures                       5 years

     Leasehold improvements are amortized on the straight-line method over the shorter of their estimated useful life or term of the lease. Maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income.

Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), which requires an asset and liability approach for accounting and reporting for income taxes. SFAS 109 also requires a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Revenue Recognition

     The Company licenses its software products under noncancellable license agreements and provides services including training, installation, consulting, and maintenance, consisting of product support services and periodic updates. License fee revenues are generally recognized upon contract execution and shipment, when collection of the resulting receivable is deemed probable and the fees are fixed or determinable.

     The revenue from cataloging services is generally recognized through monthly progress billings or when the work is completed.

Segment Information:

     In accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information.", the Company has identified one reportable industry segment: the development, marketing and support of software for maintenance, repair and operations inventory cataloging. Less than 10% of revenues arise from sales and services outside the United States. No customer accounted for more than 10% of revenue in 1999.

Deferred Revenue

     Revenue on all software license transactions in which there are significant outstanding obligations is deferred and recognized once such obligations are fulfilled. Deferred revenue also includes maintenance contracts billed in advance.

Computer Software Costs

     Computer software costs consist of internally developed software. Development costs incurred in the research and development of new software products, and enhancements to existing products, are expensed in the period incurred unless they qualify for capitalization under Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to Be Sold, Leased or Otherwise Marketed." These costs are amortized on a straight-line basis over the estimated useful or market life of the software (generally, one to two years).

                                 INTERMAT, INC.

B.   NOTE PAYABLE:

The Company issued a subordinated note in the amount of $1,400,000 due January 28, 2000. This note bears interest at 9% per annum, payable on June 30 and December 31 of each year, commencing June 30, 1997. The note was issued to two prior principals of INTERMAT Acquisition Corporation. This was subsequently paid off on February 28, 2000.


C.   DUE TO PARENT COMPANY:

     Amounts due to the parent company represent non-interest bearing loans made by SDI to fund operations and growth of the Company. The Company periodically pays down this loan when possible. The loan is treated as a demand note and classified as a current liability.

D.   INCOME TAXES:

     The components of income before income taxes consist of the following:



                                                  Year Ended
                                               December 31, 1999
                                               -----------------

(in thousands)

Income before income taxes:................         (669)
                                                   -----
                                                   $(669)
                                                   -----
The provision for income taxes consists of:
Current taxes:
     Federal ..............................            0
     State ................................           52
                                                   $  52
                                                   -----

         Total ............................        $  52
                                                   =====


                                 INTERMAT, INC.

The components of the deferred tax assets and liabilities are as follows:


                                         December 31, 1999
                                         -----------------
(in thousands)

Deferred tax assets:
     Allowance for doubtful accounts             146
     Accrued vacation ...............             27
     Depreciation ...................             40
     Amortization of intangibles ....            515
     Amortization of In-process R&D .          2,436
     Amortization of Goodwill .......              4
     Net operating loss carryforwards            173
     Valuation allowance ............         (3,341)
                                             -------
     Net deferred tax assets ........        $     0
                                             =======


The major components of the deferred tax assets relate to amortization of intangibles which possess a longer tax life compared to book life.

The Company has provided a full valuation allowance for the deferred tax assets since it is more likely than not that these future benefits will not be realized. If the Company achieves future profitability, a significant portion of these deferred tax assets could be available to offset future income taxes.

E.   PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost and consist of the following as of December 31, 1999.



(in thousands)

Computer equipment and software ...................       $ 1,158
Furniture and fixtures ............................           395
Leasehold improvements ............................           145
                                                            1,698
Less accumulated depreciation and amortization ....        (1,024)
                                                          -------
                                                          $   674
                                                          =======


     Depreciation and amortization expense was $442,000 for 1999

                                 INTERMAT, INC.

F.   GOODWILL AND OTHER INTANGIBLE ASSETS:

     Intangible assets consist of the following as of December 31, 1999:

(in thousands)

Goodwill ..........................         $   272
Other intangible assets ...........           6,500
                                            -------
                                              6,772
Less accumulated amortization .....          (2,798)
                                            -------
                                            $ 3,974
                                            =======


Goodwill and other intangibles are being amortized over five years.

Amortization expense was $933,000 for 1999.

G.  COMMITMENTS AND CONTINGENCIES:

     The Company leases its office facilities under an operating lease agreements which expires on January 31, 2004. The Company pays all insurance, utilities, and pro rated portions of any increase in certain operating expenses and real estate taxes. The aggregated rent expense under the lease was $389,000 for 1999.

     The operating leases provide for minimum aggregate future rentals as of December 31, 1999 as follows:

   (in thousands)
                   December 31, 2000           $353
                   December 31, 2001           $353
                   December 31, 2002           $353
                   December 31, 2003           $410
                   December 31, 2004           $ 35

                                 INTERMAT, INC.

     The Company is not a party to any legal proceedings the outcome of which, in the opinion of management, would have a material adverse effect on the Company's results of operations or financial condition.

I.   EMPLOYEE BENEFITS:

Retirement Plan

     The Company participates in SDI's qualified defined contribution plan (the "Retirement Savings Plan") available to substantially all of INTERMAT's domestic employees. Under the Plan, employees may make voluntary contributions based on a percentage of their pretax earnings.

     Contributions to the Retirement Savings Plan are at the discretion of the Board of Directors of SDI and are limited to the amount deductible for federal income tax purposes. Amounts charged to expense for this Plan, in 1999, was $86,000.

     The Company participates in SDI's Incentive Stock Option Plans (the "1990 Plan" and the "1999 Plan", collectively referred to as the "ISO Plans") under which the SDI Board of Directors is authorized to grant certain directors, executives, key employees, consultants and advisers, options for the purchase of up to 3,000,000 shares of common stock under the 1990 Plan and up to 1,500,000 shares of common stock under the 1999 Plan. The ISO Plans provide for the granting of both incentive stock options and options that do not qualify as incentive stock options ("nonqualified options"). In the case of each incentive stock option granted under the ISO Plans, the option price must not be less than the fair market value of the common stock at the date of grant. To date, all options granted under the ISO Plans are exercisable at not less than the fair market value of the common stock at the date of grant. A significant portion of the options granted under the 1990 Plan are exercisable at various rates from 25.0% to 33.3% per year beginning on the first anniversary of the date of grant, and a significant portion of the options granted under the 1990 Plan are exercisable at 33.3% per year beginning on the third anniversary of the date of grant. A smaller portion of the options granted under the 1990 Plan were exercisable at date of grant.

     Stock option activity is summarized as follows:


1999                                       No. of Shares         Price per share
----                                       -------------         ---------------

Outstanding at December 31, 1998             272,033             $2.81 - $5.97
Granted                                      129,500             $2.50 - $2.56
Canceled                                      (1,917)            $2.50 - $3.94
Exercised                                          0
Outstanding at December 31, 1999             399,616             $2.50 - $5.97
Exercisable at December 31, 1999              82,049             $2.81 - $5.97


                                 INTERMAT, INC.

The following table summarizes information about stock options outstanding at December 31, 1999:


                               Options Outstanding                                     Options Exercisable
                         --------------------------------------------------     --------------------------------
                           Number         Weighted-Avg
                         Outstanding      Remaining                             Number
Range of                    As of         Contractual        Weighted-Avg       Exercisable         Weighted-Avg
Exercise Prices           12/31/99        Life (years)       Exercise Price     As of 12/31/99    Exercise Price
---------------          -----------      ------------       --------------     --------------    --------------
$2.50 - $5.97              399,616            8                 $3.84               82,049             $4.13



     The Company complies with the pro forma disclosure requirements of Statement of Financial Accounting Standards Board No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). The fair value method of the Company's stock options was estimated using the Black-Scholes option pricing model. This model was developed for use in estimated fair value of traded options that have no vesting restrictions and are fully transferable. This model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its stock options.

     The fair value of the Company's stock options was estimated using the following weighted-average assumptions:



                                    Year Ended
                                 December 31, 1999
                                 -----------------

Expected life (in years)                 8
Volatility                           76.85%
Risk-free interest rate               5.43%
Dividend yield                           0%


                                 INTERMAT, INC.

     For pro forma purposes, the estimated fair value of the Company's stock options is amortized over the options' vesting period. The Company's pro forma information is as follows:


                                        Year Ended
                                     December 31, 1999
                                     -----------------
                                      (in thousands)
Net loss
     As reported....................      (721)
     Pro forma......................      (861)



     Under SFAS 123, the weighted-average estimated fair value of options granted during 1999 was $2.60 per share.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Project Software & Development, Inc. (PSDI) of INTERMAT in a transaction accounted for as a purchase. The unaudited pro forma combined condensed balance sheets as of September 30, 1999 and December 31, 1999 are based on the historical balance sheets of PSDI and INTERMAT and have been prepared to reflect the acquisition by PSDI of INTERMAT as if it had occurred at September 30, 1999 and December 31, 1999, respectively. The unaudited pro forma combined condensed statement of continuing operations for the year ended September 30, 1999 is based on the historical statements of continuing operations of PSDI and INTERMAT and combines the results of continuing operations of PSDI for the fiscal year ended September 30, 1999 and the twelve months ended December 31, 1999 of INTERMAT, as if the acquisition occurred on October 1, 1998. INTERMAT's fiscal year ends on December 31. The results of continuing operations for INTERMAT for the twelve months ended December 31, 1999 do not differ materially from the results for the twelve months ended September 30, 1999.

The unaudited pro forma combined condensed statements of continuing operations for the three months ended December 31, 1999 is based on the historical statements of PSDI and INTERMAT and combines the results of continuing operations of PSDI and INTERMAT for the three months ended December 31, 1999.

The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been consummated as of the beginning of the period presented, nor are they necessarily indicative of the future financial position or operating results of PSDI. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs which may result from the integration of PSDI and INTERMAT operations. Such costs related to restructuring and integration have not yet been determined and PSDI expects to charge such costs to operations during the quarter incurred.

The unaudited pro forma combined condensed financial information is based on continuing operations only and excludes the results of extraordinary items.

The unaudited pro forma combined condensed financial information should be read in conjunction with the financial statements and notes thereto of PSDI as filed on its Annual Report on Form 10-K and INTERMAT included elsewhere in this Registration Statement.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

--------------------------------------------------------------------------------


                                                                                               PRO FORMA        PRO FORMA
                                                                   PSDI        INTERMAT       ADJUSTMENTS       COMBINED
                                                                ---------      ---------      ------------      ----------
ASSETS
Current assets:
  Cash and cash equivalents                                     $  59,903      $     338      $ (55,100)(1)     $   5,141
  Marketable securities                                            30,920             --             --            30,920
  Accounts receivable, net                                         38,736          1,857             --            40,593
  Prepaid expenses                                                  3,919             --             --             3,919
  Other current assets                                              1,171            451             --             1,622
  Deferred income taxes                                             2,017             --             --             2,017
                                                                ---------      ---------      ---------         ---------
     Total current assets                                         136,666          2,646        (55,100)           84,212
  Marketable securities                                             7,413             --             --             7,413
  Property and equipment, net                                      12,055            674             --            12,729
  Intangible assets, net                                            1,509          3,974         62,101(1)         67,584
  Other assets                                                        406             --             --               406
  Deferred income taxes                                               984             --             --               984
                                                                ---------      ---------      ---------         ---------
     Total assets                                               $ 159,033      $   7,294      $   7,001         $ 173,328
                                                                =========      =========      =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses                         $  12,172      $     254      $   1,277(2)      $  13,703
  Accrued compensation                                              8,429            414             --             8,843
  Note payable                                                         --          1,400             --             1,400
  Income taxes payable                                              4,227             52             --             4,279
  Due to parent company                                                --         10,270             --            10,270
  Deferred revenue                                                 16,580            628             --            17,208
  Deferred income taxes                                               187             --             --               187
                                                                ---------      ---------      ---------         ---------
     Total current liabilities                                     41,595         13,018          1,277            55,890

  Deferred rent                                                       146             --             --               146
  Deferred revenue                                                     92             --             --                92

  Equity in minority interest                                          44             --             --                44

  Stockholders' equity (deficit):
    Common stock                                                      213              0              0 (3)           213
    Additional paid-in capital                                     67,418          2,406         (2,406)(3)        67,418
    Retained earnings (accumulated deficit)                        50,210         (8,130)         8,130 (3)        50,210
    Accumulated other comprehensive income (loss)                    (685)            --             --              (685)
                                                                ---------      ---------      ---------         ---------
       Total stockholders' equity (deficit)                       117,156         (5,724)         5,724           117,156
                                                                ---------      ---------      ---------         ---------
       Total liabilities and stockholders' equity (deficit)     $ 159,033      $   7,294      $   7,001         $ 173,328
                                                                =========      =========      =========         =========



See accompanying notes to the unaudited pro forma combined condensed financial information.

    UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF CONTINUING OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATE)
--------------------------------------------------------------------------------


                                                                                   PRO FORMA       PRO FORMA
                                                        PSDI        INTERMAT      ADJUSTMENTS      COMBINED
                                                      --------      --------      -----------      ---------
Revenues:
   Software                                           $ 62,240      $ 1,526       $     --         $  63,766
   Support and services                                 83,425        6,792             --            90,217
                                                      --------      -------       --------         ---------
      Total revenues                                   145,665        8,318             --           153,983
                                                      --------      -------       --------         ---------

Cost of revenues:
   Software                                              5,018           --             --             5,018
   Support and services                                 42,310        4,418             --            46,728
                                                      --------      -------       --------         ---------
      Total cost of revenues                            47,328        4,418             --            51,746
                                                      --------      -------       --------         ---------
Gross margin                                            98,337        3,900             --           102,237

Operating expenses:
   Sales and marketing                                  47,417        1,518             --            48,935
   Product development                                  14,959          638             --            15,597
   General and administrative                           11,628        2,313             --            13,941
   Goodwill amortization                                    --           --         12,420(1)         12,420
                                                      --------      -------       --------         ---------
      Total operating expenses                          74,004        4,469         12,420            90,893
                                                      --------      -------       --------         ---------
      Income (loss) from operations                     24,333         (569)       (12,420)           11,344
Interest income (expense), net                           3,002         (100)            --             2,902
Other income (expense), net                               (175)          --             --              (175)
                                                      --------      -------       --------         ---------
Income (loss) before income taxes                       27,160         (669)       (12,420)           14,071
Provision for income taxes                               9,280           52             --             9,332
                                                      --------      -------       --------         ---------
Income (loss) from continuing operations              $ 17,880      $  (721)      $(12,420)        $   4,739
                                                      ========      =======       ========         =========
Basic income (loss) from continuing
   operations per common share (4)                    $   0.87                                     $    0.23
Diluted income (loss) from continuing operations
   per common share (4)                               $   0.85                                     $    0.22
Weighted average number of common shares
   used to calculate income (loss) per share (4):
      Basic                                             20,459                                        20,459
      Diluted                                           21,094                                        21,094





See accompanying notes to the unaudited pro forma combined condensed financial information.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       BALANCE SHEET AT DECEMBER 31, 1999

                                                                                                      PRO FORMA         PRO FORMA
                                                                     PSDI           INTERMAT         ADJUSTMENTS         COMBINED
                                                                  ---------        ----------        -----------        ---------
                               Assets
Current assets:
Cash and cash equivalents                                         $  63,580         $     338         $ (55,100)        $   8,818
Marketable securities                                                26,114              --                --              26,114
Accounts receivable, net                                             40,400             1,857              --              42,257
Prepaid expenses                                                      5,034              --                --               5,034
Other current assets                                                  1,315               451              --               1,766
Deferred income taxes                                                 2,158              --                --               2,158
                                                                  ---------         ---------         ---------         ---------
      Total current assets                                          138,601             2,646           (55,100)           86,147

Marketable securities                                                 9,286              --                --               9,286
Property and equipment, net                                          12,221               674              --              12,895
Intangible assets, net                                                2,616             3,974            62,101            68,691
Other assets                                                            389              --                --                 389
Deferred income taxes                                                 1,044              --                --               1,044
                                                                  ---------         ---------         ---------         ---------
      Total assets                                                $ 164,157         $   7,294         $   7,001         $ 178,542
                                                                  =========         =========         =========         =========


           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses                             $  15,911         $     254         $   1,277         $  17,442
Accrued compensation                                                  4,352               414              --               4,766
Note payable                                                           --               1,400              --               1,400
Income taxes payable                                                  5,085                52              --               5,137
Due to parent company                                                  --              10,270              --              10,270
Deferred revenue                                                     15,648               628              --              16,276
Deferred income taxes                                                    94              --                --                  94
                                                                  ---------         ---------         ---------         ---------
      Total current liabilities                                      41,090            13,018             1,277            55,385

Deferred rent                                                           139              --                                   139
Deferred revenue                                                         87              --                --                  87

Equity in minority interest                                            --                --                --                --

Stockholders' equity (deficit):                                        --
Common stock                                                            216              --                --                 216
Additional paid-in capital                                           70,697             2,406            (2,406)           70,697
Retained earnings (Accumulated deficit)                              52,806            (8,130)            8,130            52,806
Accumulated other comprehensive loss                                   (878)             --                --                (878)
                                                                  ---------         ---------         ---------         ---------
                                                                    122,841            (5,724)            5,724           122,841


      Total stockholders' equity (deficit)                          122,841            (5,724)            5,724           122,841
                                                                  =========         =========         =========         =========
      Total liabilities and stockholders' equity (deficit)        $ 164,157         $   7,294         $   7,001         $ 178,542
                                                                  =========         =========         =========         =========



      See accompanying notes to the unaudited pro forma combined condensed financial information.